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                                                                EXHIBIT (14)(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Statement of Additional Information of Van Kampen Real Estate Securities Fund dated April 14, 1998 constituting part of this registration statement on Form N-14 of Van Kampen Real Estate Securities Fund (the "Registration Statement") of our report dated August 11, 1998, relating to the financial statements and financial highlights of Van Kampen Series Fund, Inc. appearing in the June 30, 1998 Annual Report to Shareholders of Van Kampen Series Fund, Inc., which are also incorporated by reference into the Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
200 E Randolph St.
Chicago, Illinois 60601
September 22, 1998